     As filed with the Securities and Exchange Commission on April 2, 2003
                                                   Registration No. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               DEAN FOODS COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                                           75-2559681
  (State or other jurisdiction                            (I.R.S. Employer
       of incorporation)                                 Identification No.)

                            2515 McKinney, Suite 1200
                               Dallas, Texas 75201
          (Address, including zip code, of principal executive offices)

             DEAN FOODS COMPANY EXECUTIVE DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                   ----------

              Michelle P. Goolsby            Copy to:     Suzan E. Fenner, Esq.
           Executive Vice President                     Gardere Wynne Sewell LLP
              Dean Foods Company                             1601 Elm Street
           2515 McKinney, Suite 1200                           Suite 3000
             Dallas, Texas 75201                           Dallas, Texas 75201
                (214) 303-3400                               (214) 999-4576
     (Name, address, including zip code,
 and telephone number, including area code,
            of agent for service)

                                   ----------

                                               CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
          TITLE OF SECURITIES               AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING        AMOUNT OF
          TO BE REGISTERED(1)                REGISTERED                SHARE                  PRICE            REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------

  Deferred Compensation Obligations          $15,000,000                 100%(2)           $15,000,000(2)          $1,213.50
  Common Stock, $0.01 par value           240,000 shares(3)(4)        $42.55(3)            $10,212,000(3)          $  826.15
                                                                                                                   ---------
                                                                                                                   $2,039.65
                                                                                                                   =========
===============================================================================================================================

(1) The Deferred Compensation Obligations and the Common Stock registered herein are unsecured obligations of Dean Foods Company to pay deferred compensation in the future in accordance with the terms of the Dean Foods Company Executive Deferred Compensation Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on an estimated amount of $15,000,000 Deferred Compensation Obligations to be offered under the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) based on the average of the high and low prices on March 28, 2003, as reported on the New York Stock Exchange, Inc. for the Common Stock to be offered under the Plan.

(4) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Registrant.

       Shares of Common Stock of the Registrant for issuance upon purchases of Common Stock under the Plan have been heretofore registered under a Registration Statement on Form S-8 No. 333-30160 of the Registrant. These shares of Common Stock and the Plan are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

================================================================================

                              EXPLANATORY STATEMENT

         On February 21, 2003, the Board of Directors of the Registrant authorized an increase in the amount of deferred compensation obligations (the "Obligations") under the Plan by an additional amount of $15,000,000 and an additional 240,000 shares of Common Stock of the Registrant to be registered under the Dean Foods Company Executive Deferred Compensation Plan (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-30160) filed with the Securities and Exchange Commission on February 11, 2000 relating to the Plan (the "Prior S-8"), including documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                     PART I

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8. The document(s) containing the information required in Part I of this Registration Statement will be sent or given to each participant in the Plan, as specified by Rule 428(b)(1) under the 1933 Act. Such document(s) are not being filed with the Securities and Exchange Commission but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         In addition to the documents incorporated by reference in the Prior S-8, the following document heretofore filed by the Registrant with the Securities and Exchange Commission is incorporated by reference in this Registration Statement:

         (4) The description of the Registrant's Common Stock purchase rights contained in the Registrant's Registration Statement on Form 8-A, dated February 19, 1997 (File No. 001-127-55), including any amendment or report filed for the purpose of updating such description.

ITEM 8. EXHIBITS

         In addition to the exhibits filed or incorporated by reference into the Prior S-8, the following documents are filed as exhibits to this Registration
Statement:

         4.1 Dean Foods Company Executive Deferred Compensation Plan (As Restated to Incorporate Amendments 1-6)

         5.1   Opinion of Gardere Wynne Sewell LLP

         23.1  Consent of Deloitte & Touche LLP

         23.2  Consent of legal counsel (included as part of Exhibit 5.1)

         24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on February 21, 2003.

                                    DEAN FOODS COMPANY
                                    (Registrant)

                                    By: /s/ BARRY A. FROMBERG
                                       -----------------------------------------
                                       Barry A. Fromberg
                                       Executive Vice President and
                                       Chief Financial Officer



                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Barry A. Fromberg and Michelle
P. Goolsby and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 21, 2003.

           Signature                                          Title
           ---------                                          -----

/s/ GREG L. ENGLES                                            Chairman of the Board and Chief Executive
------------------------------------------------------        Officer (principal executive officer)
Greg L. Engles


/s/ BARRY A. FROMBERG                                         Executive Vice President and Chief Financial
------------------------------------------------------        Officer (principal financial officer)
Barry A. Fromberg


/s/ ALAN J. BERNON                                            Director
------------------------------------------------------
Alan J. Bernon


/s/ LEWIS M. COLLENS                                          Director
------------------------------------------------------
Lewis M. Collens

           Signature                                          Title
           ---------                                          -----

/s/ TOM DAVIS                                                 Director
------------------------------------------------------
Tom Davis


/s/ STEPHEN L. GREEN                                          Director
------------------------------------------------------
Stephen L. Green


/s/ JOSEPH S. HARDIN, JR.                                     Director
------------------------------------------------------
Joseph S. Hardin, Jr.


/s/ JANET HILL                                                Director
------------------------------------------------------
Janet Hill


/s/ JOHN LLEWELLYN, JR.                                       Director
------------------------------------------------------
John Llewellyn, Jr.


/s/ JOHN R. MUSE                                              Director
------------------------------------------------------
John R. Muse


/s/ HECTOR M. NEVARES                                         Director
------------------------------------------------------
Hector M. Nevares


/s/ P. EUGENE PENDER                                          Director
------------------------------------------------------
P. Eugene Pender


/s/ PETE SCHENKEL                                             Director
------------------------------------------------------
Pete Schenkel


/s/ JIM L. TURNER                                             Director
------------------------------------------------------
Jim L. Turner

      The Plan. Pursuant to the requirements of the Securities Act, on behalf of the Compensation Committee, which is responsible for the administration of the Plan, the members of the Compensation Committee have duly caused this Registration Statement to be signed, by the undersigned, hereto duly authorized, in the City of Dallas, State of Texas, on February 21, 2003.

Name                                                 Title
----                                                 -----
/s/ P. EUGENE PENDER                                 Committee Member, Chairman
--------------------------------------------
P. Eugene Pender


/s/ JOSEPH S. HARDIN, JR.                            Committee Member
--------------------------------------------
Joseph S. Hardin, Jr.


/s/ STEPHEN L. GREEN                                 Committee Member
--------------------------------------------
Stephen L. Green


/s/ JOHN S. LLEWELLYN, JR.                           Committee Member
--------------------------------------------
John S. Llewellyn, Jr.

                                INDEX TO EXHIBITS

  Exhibit
  Number          Exhibit
  -------         -------

    4.1           Dean Foods Company Executive Deferred Compensation Plan
                  (As Restated to Incorporate Amendments 1-6)

    5.1           Opinion of Gardere Wynne Sewell LLP

   23.1           Consent of Deloitte & Touche LLP

   23.2           Consent of Gardere Wynne Sewell LLP (included as part of
                  Exhibit 5.1)

   24.1 Power of Attorney (set forth on the signature page of the Registration Statement)